                                2,525,000 Shares



                      INTEGRATED MEASUREMENT SYSTEMS, INC.

                           Common Stock, $.01 par value



                             UNDERWRITING AGREEMENT


June __, 1996

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                                                                   June __, 1996



Morgan Stanley & Co. Incorporated
Cowen & Company
Soundview Financial Group, Inc.
c/o Morgan Stanley & Co. Incorporated
    1251 Avenue of the Americas
    New York, New York  10020

Dear Sirs:

     Integrated Measurement Systems, Inc., an Oregon corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule II hereto (the "Underwriters"), and certain stockholders of the Company named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 2,525,000 shares of the common stock, $.01 par value, of the Company (the "Firm Shares"), of which 1,130,000 shares are to be issued and sold by the Company and 1,395,000 shares are to be sold by the Selling Stockholders.

     The Company also proposes to issue and sell, and Cadence Design Systems, Inc., a Delaware corporation and a selling stockholder ("Cadence") also proposes to sell, to the several Underwriters not more than an additional 375,000 shares of the Company's common stock, $.01 par value (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Article III hereof. Such Additional Shares shall be sold by Cadence insofar as set forth on Schedule I and shall be sold by the Company as to the balance of the total number of Additional Shares. The selling stockholders named in Schedule I hereto, other than Cadence are hereinafter sometimes collectively referred to as the Individual Selling Stockholders. Cadence and the Individual Selling Stockholders are hereinafter sometimes collectively referred to as the Selling Stockholders. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of common stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter
referred to as the Common Stock.   The Company and the Selling Stockholders are
hereinafter sometimes collectively referred to as the Sellers.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. ___-_________) and the Rule 462 Registration Statement, in each case as amended from time to time.


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                                       -2-

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                                       I.

     A. The Company and Cadence, jointly and severally, represent and warrant to each of the Underwriters that:

              (i) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

             (ii) (I) Each document filed or to be filed pursuant to the Exchange Act complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (II) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (III) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (IV) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I.A (ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (iii) The Company has been duly incorporated, and is an active corporation under the laws of the State of Oregon, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

             (iv) The Shares to be sold by the Company have been duly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

              (v) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

             (vi) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings,

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     business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus.

            (vii) There are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (viii) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

             (ix) Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          The representations and warranties of Cadence set forth in paragraphs
(ii), (vi), (vii) and (ix) are made on the basis that, after due inquiry, Cadence has no knowledge of or reasonable grounds to believe in the existence of any facts which would make such representations and warranties untrue, incomplete or incorrect.

     B.   The Company represents and warrants to each of the Underwriters that:

              (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or the Subsidiary or any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

             (ii) Each of the Company and the Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and the Subsidiary, taken as a whole.


            (iii) Integrated Measurement Systems (F.S.C.), Inc., a [Guam] corporation (the "Subsidiary"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of [Guam], has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. All of the issued shares of capital stock of the Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own, directly or indirectly, an interest in any other corporation, partnership, business, trust or other entity.

             (iv) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

              (v) Each of the Company and the Subsidiary (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (II) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (III) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

             (vi) The costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and the Subsidiary, taken as a whole.

            (vii) Each of the Company and the Subsidiary owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, maskwork rights, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Prospectus and, except as disclosed in the Prospectus, neither the Company nor the

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     Subsidiary have received any notice of infringement or conflict with
     (and neither the Company nor the Subsidiary know of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, maskwork rights, technology or know-how which could result in any material adverse effect upon the Company and the Subsidiary, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the knowledge of the Company or the Subsidiary, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or the Subsidiary which could have a material adverse effect on the Company and the Subsidiary, taken as a whole.

           (viii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

             (ix) There is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

              (x) As of the date the Registration Statement becomes effective, the Common Stock will be authorized for listing on the Nasdaq National Market System upon official notice of issuance.

             (xi) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to issuers doing business with Cuba.

                                       II.

     A. Cadence represents and warrants to each of the Underwriters that (i) it is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and, (ii) to the best of its knowledge, that all the representations of the Company set forth in Section I.B are true and correct.

     B. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each of the Underwriters that:

              (i) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding obligation upon such Selling Stockholder.

             (ii) The execution and delivery by such Selling Stockholder (or on its behalf by attorney-in-fact, as applicable) and the performance by such Selling Stockholder of its obligations under, this Agreement, and, with respect to the Individual Selling Stockholders, the Custody Agreement (or by an attorney-in-fact on their behalf) signed by such Individual Selling Stockholder and ________________, as Custodian, relating to the deposit of the Shares to be sold by such Individual Selling Stockholder (the "Custody Agreement"),any lock-up agreement signed by such Individual

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Selling Stockholder relating to resale restrictions on the Company stock owned or held by such Individual Selling Stockholder ("Lock-Up Agreement") and the Power of Attorney appointing certain individuals as such Individual Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney"), will not contravene any provision of applicable law, or, in the case of Cadence, Cadence's certificate or articles of incorporation or by-laws, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or, in the case of Individual Selling Stockholders, the Custody Agreement, Lock-Up Agreement or Power of Attorney of such Individual Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (iii) Such Selling Stockholder has, and on the Closing Date will have, good and valid marketable title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

             (iv) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

              (v) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, the Underwriters will receive good and valid title to such Shares free and clear of any security interests, claims, liens and other encumbrances.

             (vi) With respect to Individual Selling Stockholders, all information furnished by or on behalf of such Individual Selling Stockholders for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

            (vii) To the best knowledge of each such Selling Stockholder, other than Cadence: (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (h) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                                      III.

     Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $________ a share -- the purchase price -- the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and Cadence hereby agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly,
up to 375,000 Additional Shares at the purchase price.   Additional Shares may
be purchased as provided in Article V hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar arrangement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the Shares to be sold hereunder, (ii) any shares of such Common Stock sold by the Company upon the exercise of an option under the Company's stock option plan outstanding on the date hereof, and (iii) any option to purchase Common Stock, and any shares of Common Stock sold by the Company upon the exercise of options, granted under the Company's 1995 Stock Incentive Plan, the 1995 Stock Option Plan for Non-Employee Directors and 1995 Employee Stock Purchase Plan, provided that, the holder of such option enters into a lock-up agreement similar to the agreement set forth in this paragraph for the period from the date of such grant until the date 120 days after the date of the Prospectus. The Company hereby further agrees that during the period ending 120 days after the date of the Prospectus, it will not waive, amend or alter any lock up provision contained in any stock option agreement between the Company and any person without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

     Each Selling Stockholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus,
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar arrangement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                       IV.

     The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $___ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

                                       V.

          Payment for the Firm Shares shall be made in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on _________, or at such other time on the same or such other date, not
later than _________, as shall be designated in writing by you.   The time and
date of each such payment are hereinafter referred to as the Closing Date.

          Payment for any Additional Shares shall be made in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ___________ as shall be designated in writing by you. The time and date of such
payment are hereinafter referred to as the Option Closing Date.   The notice of
the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

                                       VI.

     The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiary, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in clause (a) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by each of

                 (i) the chief executive officer and the chief financial officer of Cadence to the effect set forth in clause (a) above, and to the effect that the representations and warranties of Cadence contained in this Agreement are true and correct as of the Closing Date and that Cadence has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (the officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened); and

                (ii) by the Individual Selling Stockholders (or by their attorneys-in-fact on their behalf) to the effect that the representations and warranties of the Individual Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that each such Individual Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (d) You shall have received on the Closing Date an opinion of Ater Wynne Hewitt Dodson & Skerritt, counsel for the Company, dated the Closing Date, to the effect that

                 (i) the Company has been duly incorporated as an active corporation under the laws of the State of Oregon, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                (ii) the Company owns all of the shares of capital stock of the Subsidiary;

               (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                (iv) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                 (v) the Shares to be sold by the Company have been duly authorized when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or, to such counsel's knowledge, similar rights;

                (vi) the Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company and this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

              (viii) the statements (1) in the Prospectus under the captions "Risk Factors -- Effect of Certain Anti-Takeover Provisions," "Risk Factors--Shares Eligible for Future Sale," "Management," "Certain Transactions--Description of Agreements with Cadence," "Description of Capital Stock," and "Shares Eligible for Future Sale," and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                (ix) after due inquiry, such counsel does not know of any legal, regulatory or governmental proceeding pending or threatened to which either the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (x) the Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                (xi) to the best knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

               (xii) to the best of such counsel's knowledge: (i) the Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act; and (ii) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the rules and regulations has been made in the manner and within the time period required by such Rule 424(b);

              (xiii) to such counsel's knowledge, each document filed pursuant to the Exchange Act (except for financial statements and schedules and other financial information derived therefrom included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,

               (xiv) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) You shall have received on the Closing Date an opinion of Cooley Godward Castro Huddleson & Tatum, counsel for Cadence, dated the Closing Date, to the effect that

                 (i) Cadence has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                (ii) this Agreement has been duly authorized, executed and delivered by Cadence;

               (iii) the execution and delivery by Cadence of, and the performance by Cadence of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of Cadence or, to the best of such counsel's knowledge, any agreement or other instrument binding upon Cadence that is material Cadence or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Cadence where such judgment order or decree would have, singly or in the aggregate, an material adverse effect on Cadence, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by Cadence of its obligations under this Agreement, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or under the rules or regulations of the National Association of Securities Dealers with respect to underwriting arrangements;

                (iv) Cadence has the corporate power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by Cadence; and, to such counsel's knowledge, Cadence has valid marketable title to the Shares to be sold by it and such sale, transfer and delivery is not subject to any right of first refusal or other contractual restriction; and each of the certificates evidencing such Shares is in proper legal form; and

                 (v) assuming the Underwriters purchase the Shares to be sold by the Selling Stockholder for value, in good faith and without notice of any adverse claim, upon delivery of and payment for the Shares to be sold by Cadence pursuant to this Agreement, the Underwriters will receive valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) You shall have received on the Closing Date an opinion of Ater Wynne Hewitt Dodson & Skerritt, counsel for the Individual Selling Stockholders, dated the Closing Date, to the effect that

                 (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Individual Selling Stockholders;

                (ii) the execution and delivery by each Individual Selling Stockholder (or by an attorney-in-fact on their behalf) of, and the performance by such Individual Selling Stockholder of its obligations under, this Agreement and the Custody Agreement, the Lock-Up Agreement and Powers of Attorney of such Individual Selling Stockholder will not contravene any provision of applicable law, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Individual Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Individual Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Individual Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Lock-Up Agreement or Power of Attorney of such Individual Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

               (iii) each of the Individual Selling Stockholders has the legal right and power, and all authorization and approval required by law or contract, to enter into this Agreement, the Custody Agreement, the Lock-Up Agreement and Power of Attorney of such Individual Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Individual Selling Stockholder; and each of the Individual Selling Stockholders has good and marketable title to the Shares to be sold by such Individual Selling Stockholder, and such sale, transfer and delivery is not subject to any right of first refusal or other contractual restriction;

                (iv) each of the Custody Agreement, the Lock-Up Agreement and the Power of Attorney of each Individual Selling Stockholder has been duly authorized, executed and delivered by such Individual Selling Stockholder (or by an attorney-in-fact on their behalf, as may be applicable) and is a valid and binding agreement of such Individual Selling Stockholder; and

                 (v) Assuming the Underwriters purchase the Shares to be sold by each Individual Selling Stockholder for value, in good faith and without notice of adverse claim within the meaning of the Uniform Commercial Code, delivery of the certificates for the Shares to be sold by each Individual Selling Stockholder pursuant to this Agreement will pass good and marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (g) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi), (x) and (xiv) of paragraph (d) above and to the effect that the statements in the Prospectus under "Underwriters," insofar as such statements constitute a summary of this Agreement, fairly present the information called for with respect to such Agreement.

     With respect to subparagraph (xiv) of paragraph (d) above, Ater Wynne Hewitt Dodson & Skerritt and Wilson Sonsini Goodrich & Rosati may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     The opinions of Ater Wynne Hewitt Dodson & Skerritt and Cooley Godward Castro Huddleson & Tatum described in paragraphs (d), (e) and (f) above shall be rendered to you at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

          (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) The "lock-up" agreements between you and certain officers and directors of the Company relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) The shares of Common Stock of the Company shall have received approval for listing, upon official notice of issuance, on the Nasdaq National Market System.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, issuance and sale of the Additional Shares and other matters related to the issuance and sale of the Additional Shares.

                                      VII.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 5:00 p.m., local time, on the business day following the date of this Agreement, in such quantities as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc; provided, however, that the Company shall not be required to qualify the Shares under the laws of any jurisdiction where the Company is not otherwise subject to suit if such qualification would constitute or require the consent of the Company to suit in such jurisdiction.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1997 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                                      VIII.

     Each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder and the fees and expenses of counsel retained by such Selling Stockholder who is not also counsel to the Company. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Selling Stockholders and the Company under this Agreement (except as set forth above), including, but not limited to, all expenses incident to (i) the preparation and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Shares, including any transfer taxes payable in connection with the transfer and sale of the Shares to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under state securities or Blue Sky laws in accordance with the provisions of paragraph
(d) of Article VII hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement (including all exhibits thereto) and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., made in connection with the offering of the Shares, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) the listing of the Common Stock on the Nasdaq National Market and (x) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement; PROVIDED, however, that such Selling Stockholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Stockholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

                                       IX.

     The Company and Cadence, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is under common control with, or is controlled by, any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The liability of Cadence under the indemnity agreement contained in this paragraph or for breach of its representations and warranties under
Article I and Article II hereof shall be limited to an amount equal to $ ___________ [1.25 x total proceeds]. Notwithstanding the foregoing, Cadence shall not be required to make any payment required by the provisions of this paragraph unless the parties indemnified under this paragraph have demanded payment from the Company and the Company has refused to make such payment or failed to make such payment in full within 30 days from the date of such demand.

          Each Individual Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The liability of each Individual Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Individual Selling Stockholder from the offering of the Shares sold by such Individual Selling Stockholder. In addition, no Individual Selling Stockholder shall be liable under the indemnity agreement contained in this paragraph unless and until you, as managers of the offering, have made written demand on the Company for payment under this paragraph and the amount specified in such demand is not paid in full by the Company within 30 days after receipt of the demand by the Company.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(c) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason
of such settlement or judgment.   Notwithstanding the foregoing sentence, if at
any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and
(ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first, second or third paragraph of this Article IX is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article IX are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article IX were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an
indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article IX, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. A Selling Stockholder shall not be required to contribute any amount in excess of the amount by which ___________ [1.25 x total proceeds], in the case of Cadence, and the net proceeds of the offering (before deducting expenses) received by each Individual Selling Stockholder, in the case of the Individual Selling Stockholders, exceeds the amount of any damages which each such Selling Stockholder has otherwise been required to pay be reason of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph and in no case shall such Selling Stockholder be required to contribute any amounts under this paragraph or the immediately preceding paragraph which in the aggregate when taken together with any amounts paid by such Selling Stockholder under the first paragraph of this
Article IX exceeds ___________ [1.25 x total proceeds], in the case of Cadence, and the net proceeds of the offering (before deducting expenses) received by each Individual Selling Stockholder, in the case of the Individual Selling Stockholders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Article IX and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholders or any person controlling the Selling Stockholders, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

                                       X.

     This Agreement shall be subject to termination, in your sole discretion, by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                       XI.

     This Agreement shall become effective upon the later of (i) execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement by the Commission.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article III be increased pursuant to this Article XI by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder (or, in the case of the Option Closing Date, you, the Company and Cadence) for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                        Very truly yours,

                                        INTEGRATED MEASUREMENT SYSTEMS, INC.


                                        By:
                                           -------------------------------------


                                        CADENCE DESIGN SYSTEMS, INC.


                                        By:
                                           -------------------------------------



                                        The Selling Stockholders named in
                                        Schedule I hereto, acting severally



                                        By:
                                           -------------------------------------

                                             --------------------
                                               ATTORNEY-IN-FACT

Accepted, __________, 1995
MORGAN STANLEY & CO. INCORPORATED
COWEN & COMPANY
SOUNDVIEW FINANCIAL GROUP, INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named herein.

By: MORGAN STANLEY & CO. INCORPORATED


By:
   -------------------------------------

                                   SCHEDULE I




                                                       NUMBER OF FIRM SHARES
              SELLING STOCKHOLDERS                          TO BE SOLD
- --------------------------------------------------     ---------------------
              --------------------

Cadence Design Systems, Inc.                            [                ]

[Officers and Directors]                                [                ]





                                                        --------------------
                    Total. . . . . . . . . . . . .      [                 ]


          ADDITIONAL SHARES FROM CADENCE
- --------------------------------------------------
              --------------------

Cadence Design Systems, Inc.*                           [                ]

- --------------------
* Does not include [             ] Additional Shares to be sold by the Company.

                                   SCHEDULE I

                                                  Number of Firm Shares to be
             Underwriter                                    Purchased
- ----------------------------------------          ---------------------------

Morgan Stanley & Co. Incorporated                      [                  ]

Cowen & Company                                        [                  ]

Soundview Financial Group, Inc.                        [                  ]
                                                        ------------------

                    TOTAL. . . . . . . . . . . . .
                                                        ------------------
                                                        ------------------